Exhibit 99(B)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Millions) (unaudited)	May 4 2002	,	August 3 2002	,	November 2 2002	,	February 1 2003	,

ASSETS
Cash and cash equivalents	$436		$1,746		$826		$750
Accounts receivable, net	2,731		3,139		3,661		4,281
Inventory	3,640		3,681		4,558		3,952
Other current assets	1,122		996		1,028		749
Current assets of discontinued operations	2,271		2,163		2,406		2,212
Total current assets	10,200		11,725		12,479		11,944

Property and equipment, net	12,119		12,585		13,118		13,541
Other non-current assets	931		1,039		1,192		1,233
Noncurrent assets of discontinued operations	1,943		1,914		1,890		1,894
Total assets	$25,193		$27,263		$28,679		$28,612

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Accounts payable	$3,192		$3,687		$4,253		$4,235
Current portion of long-term debt and notes payable	1,367		1,583		1,374		972
Other	1,447		1,676		1,466		1,503
Current liabilities of discontinued operations	839		845		1,031		813
Total current liabilities	6,845		7,791		8,124		7,523

Long-term debt	8,911		9,735		10,558		10,119
Deferred income taxes	263		263		263		442
Other non-current liabilities	738		741		758		774
Noncurrent liabilities of discontinued operations	201		170		170		257
Shareholders’ investment	8,235		8,563		8,806		9,497
Total liabilities and shareholders’ investment	$25,193		$27,263		$28,679		$28,612

Common shares outstanding	907.2		908.4		908.8		909.8